                                                                   Exhibit 25.01

                                    FORM T-1


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______



                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                New York                                         13-3818954
     (Jurisdiction of incorporation                           (I.R.S. employer
      if not a U.S. national bank)                           identification No.)

          114 West 47th Street                                   10036-1532
              New York, NY                                       (Zip Code)
          (Address of principal
           executive offices)


                       FAIRCHILD SEMICONDUCTOR CORPORATION
               (Exact name of obligor as specified in its charter)

                Delaware                                         77-0449095
    (State or other jurisdiction of                           (I.R.S. employer
     incorporation or organization)                          identification No.)

           333 Western Avenue
             Mail Stop 01-00
          South Portland, Maine                                     04106
(Address of principal executive offices)                          (Zip Code)

                          FSC SEMICONDUCTOR CORPORATION
               (Exact name of obligor as specified in its charter)

                Delaware                                         04-3363001
    (State or other jurisdiction of                           (I.R.S. employer
     incorporation or organization)                          identification No.)

           333 Western Avenue
             Mail Stop 01-00
          South Portland, Maine                                     04106
(Address of principal executive offices)                          (Zip Code)




                FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA
               (Exact name of obligor as specified in its charter)

                  Delaware                                       04-3398512
      (State or other jurisdiction of                         (I.R.S. employer
       incorporation or organization)                        identification No.)

            333 Western Avenue
               Mail Stop 01-00
            South Portland, Maine                                   04106
(Address of principal executive offices)                          (Zip Code)



                   10 1/2% Senior Subordinated Notes due 2009
                       (Title of the indenture securities)
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                                      - 3 -

                                     GENERAL

1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York

                  (Board of Governors of the Federal Reserve System)

             Federal Deposit Insurance Corporation, Washington, DC

             New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

ITEMS 3., 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

     The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1   --   Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust
                  Company, is incorporated by reference to Exhibit T-1.1 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2   --   Included in Exhibit T-1.1 of this Statement of Eligibility.

     T-1.3   --   Included in Exhibit T-1.1 of this Statement of Eligibility.
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                                      - 4 -

16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4   --   The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6   --   The consent of the trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939, as amended by the Trust Indenture
                  Reform Act of 1990.

     T-1.7   --   A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of May 5, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in ITEM 2 refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering ITEM 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of May, 1999.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /s/ John Guiliano
     ----------------------
         John Guiliano
         Vice President
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                                                                   EXHIBIT T-1.6


       The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     /s/ Gerard F. Ganey
     -------------------------
By:      Gerard F. Ganey
         Senior Vice President